                                                                 Exhibit 99.1

This Statement on Form 4 is filed jointly by Perception Capital Partners II LLC,
Scott Honour and Marcy Haymaker. The principal business address of each of these reporting persons is 3109 W 50th St., #207, Minneapolis, MN 55410

Name of Designated Filer: Perception Capital Partners II LLC
Date of Event Requiring Statement: October 16, 2023
Issuer Name and Ticker or Trading Symbol:
Spectaire Holdings Inc. (Nasdaq: PCCT)

PERCEPTION CAPITAL PARTNERS II LLC

By:    /s/ Scott Honour
       --------------------------------------
Name:  Scott Honour
Title: Authorized Signatory

       /s/ Scott Honour
       Scott Honour

       /s/ Marcy Haymaker
       Marcy Haymaker